Exhibit 99.4

Advisors relied upon in the consolidated financial statements for the years ended December 31, 2014,
 2013 and 2012

Exhibit No.	Name of advisor	Nature of professional advice	Reference to the consolidated financial statements
99.5	Colliers International	Valuation of Radisson Blu Hotel and Centre Ville Apart Hotel in Bucharest, Romania as of December 31, 2012, 2013 and 2014	Note 10 C and 11F
99.6	Cushman & Wakefield	Valuation of Park Inn Hotel and Radison Blu Astrid Hotel in Antwerp, Belgium as of December 31, 2013 and December 31, 2014.	11F
99.7	Financial Immunities Ltd.	Valuation of Interest Rate Swap Transaction (IRS) of PC in respect of Polish Debentures as of December 31, 2012.	Note 20 F
99.8	Financial Immunities Dealing Room Ltd.
Valuation of options granted by PC on March 23, 2010 , May 25, 2010 , August  23, 2010, November 18, 2010, August 23, 2011, and November 22, 2011 under the framework of ESOP 2008 , 2011 re-pricing valuation and;  March 14, 2012, May 22, 2012 , August 21, 2012 , November 20, 2012 and ESOP  No.1  re-pricing valuation and  ,  and March 13, 2013,  august  22, 2013 under ESOP no.2
Note 19 B.
99.9	Financial Immunities Dealing Room Ltd.	Valuation of options granted by PC to the Company's former Vice Chairman of the Board in respect of PC's operations in India as of December 31, 2012.
99.10	Giza Zinger Even	Valuations of options granted by the Company during the year ended December 31,2010 under the Company 2006 and 2008 Option Plan and 2011 re-pricing valuation for the year ended December 31 2011	Note 19 A (1).
99.11	Cushman & Wakefield -	Valuation of certain trading property of PC as of December 31, 2013 and December 31, 2014.	Note 6 and 2 X (1) A
99.12	Jones Lang LaSalle Kft	Valuation of certain trading property of PC as of December 31, 2012.	Note 6 and 2 X (1) A
99.13	Giza Zinger Even	Fair value estimation of financial instrument given to the Company and by the Company to Park Plaza regarding the UK transaction, as of December 31, 2013 and 2012.	Note 4A (III)
99.14	Giza Zinger Even	Fair value estimation of financial instrument given to the Company and by the Company to Park Plaza regarding the Duthch transaction, as of December 31, 2013 and 2012.	Note 4A (III)
99.15	Giza Zinger Even	Valuations of options granted by the Company during the year ended December 31, 2011, under the Elbit Medical Option Plan and re-pricing valuation for the year ended December 31, 2012.	Note 19 A (2)
99.16	Giza Zinger Even	Valuations of options granted by Elbit Plaza USA Ltd. during the year ended December 31, 2011, under the Elbit Plaza USA Option Plan
99.17	Giza Zinger Even	Valuation of InSightec Ltd. as of December 31, 2012	Note 23
99.18	De-Kalo Ben-Yehuda	Valuation of Varcode Ltd. as of December 31, 2012
99.19	Financial Immunities Dealing Room Ltd.	Valuation of option granted by the Company during the year ended December 31, 2014 under the Elbit medical Option Plan.	Note 19A (2)
99.20	Greenberg Olpiner & co.	Valuation of plot located in Tiberias Israel as of December 31, 2014.	Note 11
99.21	BDO Ziv Haft Consulting and Management Ltd.	Valuation of options granted by the company during the year ended December 31, 2014.	Note 19A (1)
99.22	Giza Zinger Even	Valuation of derivative during investment in Series D preferred share of the year ended December 31, 2014.	Note 8A
99.23	Variance Financials	Valuation of Gamida shares during 2014 in connection with the Novartis transaction.	Note 8B
99.24	Financial Immunities Dealing Room Ltd.	Fairness opinion relating effective interest of Bank Hapoalim loan for the year ended December 31, 2014.	Note 14C (1)